UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MYOMO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT UPDATE ON UPCOMING SHAREHOLDER MEETING

Dear Shareholder:

Myomo, Inc. (the “Company”) expects to convene and adjourn its upcoming special meeting of stockholders scheduled for January 21, 2020 (the “Special Meeting”) in order to achieve quorum.

The Company expects to adjourn the Special Meeting to allow additional time for stockholders to vote on the proposal to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of common stock. The Special Meeting will reconvene on January 30, 2020 at 10:00 a.m. Eastern Time at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210.

We encourage stockholders who have not yet executed a proxy to do so. This will help save us further solicitation costs on the proposal and ensure that their positions are represented.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the remaining proposal. Stockholders who have already voted need not submit another vote unless they wish to change their vote.

Please take a moment to vote your proxy by using the methods indicated on your proxy form.

Sincerely,

/s/ Paul R. Gudonis

Paul R. Gudonis

President and Chief Executive Officer, Myomo, Inc.